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                                                                     EXHIBIT 4.6


                                                                [EXECUTION COPY]



                               AFFIRMATION AND CONSENT


                                   May 15, 1998


The Bank of Nova Scotia,
  as U.S. Agent under the Credit
  Agreement referred to below

           -and-

Each of the Lenders party
  to the Credit Agreement
  referred to below.


                             LEINER HEALTH PRODUCTS INC.


Gentlemen and Ladies:

     This Affirmation and Consent is delivered to you pursuant to Section 7.1.5 of the Amended and Restated Credit Agreement, dated as of May 15, 1998 (as further amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Leiner Health Products Inc., a Delaware corporation (the "U.S. BORROWER"), Vita Health Products Inc., a Manitoba corporation (the "CANADIAN BORROWER", and together with the U.S. Borrower, the "BORROWERS"), the various financial institutions as are or may become parties thereto which extend a Commitment under the U.S. Facility (collectively, the "U.S. LENDERS"), the various financial institutions as are or may become parties hereto which extend a Commitment under the Canadian Facility (collectively, the "CANADIAN LENDERS", and together with the U.S. Lenders, the "LENDERS"), The Bank of Nova Scotia ("SCOTIABANK"), as agent for the U.S. Lenders under the U.S. Facility (in such capacity, the "U.S. AGENT"), Scotiabank, currently acting through its executive offices in Toronto, Ontario, as agent for the Canadian Lenders under the Canadian Facility (in such capacity, the "CANADIAN AGENT", and together with the U.S. Agent, collectively, the "AGENTS"), Merrill Lynch Capital Corporation, as Documentation Agent, and Salomon Brothers Holding Company Inc, as Syndication Agent, amending and restating in its entirety the Credit Agreement, dated as of June 30, 1997 (as amended or otherwise modified prior to the Effective Date, the "EXISTING CREDIT AGREEMENT"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     By its signature below, each of the undersigned Obligors hereby acknowledges, consents and agrees to the amendment and restatement of the Existing Credit Agreement and the other Loan Documents pursuant to the terms and provisions set forth in the Credit Agreement.


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     Each of the undersigned Obligors hereby reaffirms, as of the Effective
Date, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, as such covenants and agreements may be modified by the Credit Agreement and the transactions contemplated thereby, (ii) its guarantee of payment of the Obligations pursuant to the applicable Guaranty to which such Obligor is a party and (iii) its pledges and other grants of Liens and security interests in respect of the Obligations pursuant to the applicable Loan Documents to which such Obligor is a party.

     Each of the undersigned Obligors hereby certifies that, as of the date hereof (both before and after giving effect to the occurrence of the Effective Date and the effectiveness of the Credit Agreement), the representations and warranties made by it contained in the Loan Documents to which it is a party are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent any such representation or warranty refers or pertains solely to a date prior to the date hereof (in which case such representation and warranty was true and correct in all material respects as of such earlier date).

     Each of the undersigned Obligors further confirms that each Loan Document to which it is a party is and shall continue to be in full force and effect and the same are hereby ratified and confirmed in all respects, except that upon the occurrence of the Effective Date, all references in such Loan Documents to the "Credit Agreement", "Loan Documents", "thereunder", "thereof", or words of similar import shall mean the Credit Agreement and the Loan Documents, as the case may be, in each case after giving effect to the amendments and other modifications provided for in the Credit Agreement.

     Each of the undersigned Obligors hereby acknowledges and agrees that the acceptance by the Agents, the Documentation Agent, the Syndication Agent, and each Lender of this document shall not be construed in any manner to establish any course of dealing on any Agent's, the Documentation Agent's, the Syndication Agent's or any Lender's part, including the providing of any notice or the requesting of any acknowledgment not otherwise expressly provided for in any Loan Document with respect to any future amendment, waiver, supplement or other modification to any Loan Document or any arrangement contemplated by any Loan Document.

     THIS AFFIRMATION AND CONSENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                                         -2-
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     IN WITNESS WHEREOF, each of the undersigned has executed and delivered this
Affirmation and Consent as of the date first above written.


                                        PLI HOLDINGS INC.


                                        By /s/ William B. Towne
                                          --------------------------------------
                                            Name:
                                            Title:


                                        VH HOLDINGS INC.


                                        By /s/ William B. Towne
                                          --------------------------------------
                                            Name:
                                            Title:


                                        64804 MANITOBA LTD.


                                        By /s/ William B. Towne
                                          --------------------------------------
                                            Name:
                                            Title:


                                        WESTCAN PHARMACEUTICALS LTD.


                                        By /s/ William B. Towne
                                          --------------------------------------
                                            Name:
                                            Title:


ACKNOWLEDGED AND ACCEPTED
  as of the date first above written:

THE BANK OF NOVA SCOTIA,
  as U.S. Agent and Canadian Agent


By: /s/ Robert Mustard
   ---------------------------------
    Name: Robert Mustard
    Title: Authorized Signatory